U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2008
Summit Environmental Corporation, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-48659	73-1537206

(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)
610 West Rawson Avenue
Oak Creek, WI 53154
Telephone (414) 571-6230

(Address and telephone number of registrant’s principal
executive offices and principal place of business)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 6, 2008 the registrant entered into a material definitive agreement with Just-In Case Fire, Ltd. of Calgary, Alberta, Canada; Mohsen C. Amiran, Ph.D.; and BioGenesis Enterprises, Inc. Dr. Amiran is Executive Vice President of the registrant, and BioGenesis Enterprises is a corporation under the control of Dr. Amiran.
     The registrant owns the patent to a fire suppression product called FlameOut© or FirePower© developed by Dr. Amiran and manufactured by BioGenesis Enterprises. Just-In Case Fire has developed an on-demand system, called a “caddy,” for suppressing fires using self-contained, portable, mechanized equipment in combination with chemical formulations utilizing FlameOut. The caddy was developed initially for use in the lumber industry in Canada.
     The May 6 agreement assigns to Just-In Case Fire an exclusive license and the distribution rights with regard to FlameOut in the following jurisdictions: Canada, New Zealand, Australia, Kuwait, Tunisia, Nigeria, Thailand, Sweden and other jurisdictions as may be added by mutual agreement of the parties. The license is for a 10-year period and is renewable for four 5-year extensions by Just-In Case Fire.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit is filed with this Form 8-K:

Number	Description

10.10	License, Marketing and Distribution Agreement among Just-in Case Fire Ltd., Mohsen C. Amiran, Ph.D., Summit Environmental Corporation, Inc., and BioGenesis Enterprises, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008	Summit Environmental Corporation, Inc.
	By	/s/ Mohsen C. Amiran
Mohsen C. Amiran, Executive Vice President

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